SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                              October 27, 1999
                     ---------------------------------
                     (Date of earliest event reported)

                            Rite Aid Corporation
           ------------------------------------------------------
           (Exact name of Registrant as specified in its charter)

           Delaware                  1-5742                  23-1614034
   ------------------------    ---------------------     -------------------
   (State of Incorporation)    (Commission File No.)       (IRS Employer
                                                         Identification No.)

               30 Hunter Lane, Camp Hill, Pennsylvania 17011
       -------------------------------------------------------------
        (Address of principal executive offices, including zip code)

                              (717) 761- 2633
       -------------------------------------------------------------
            (Registrant's telephone number, including area code)

                                    N/A
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)



 Item 5.   Other Events.

           Equity Investment

           On October 27, 1999 (the "Closing Date"), Rite Aid Corporation ("Rite Aid") issued and sold to Green Equity Investors III, L.P. ("GEI") 3,000,000 shares of Rite Aid's 8% Series A Cumulative Convertible Pay-in-Kind Preferred Stock, par value $1.00 per share (the "Series A Convertible Preferred Stock"), at a purchase price of $100 per share, for an aggregate purchase price of $300,000,000 (the "Equity Investment"). At any time after the expiration or termination of any applicable waiting period under the Hart-Scott Rodino Antitrust Act of 1976, the Series A Convertible Preferred Stock is convertible into Rite Aid's Common Stock, par value $1.00 per share (the "Common Stock"), at a current conversion price of $11.00 per share (subject to certain adjustments). Each share of Series A Convertible Preferred Stock will be exchangeable, either at the option of Rite Aid or all holders of such shares, for one share of a series of Rite Aid's preferred stock (the "Series B Convertible Preferred Stock") with substantially the same terms as the Series A Convertible Preferred Stock, except that the Series B Convertible Preferred Stock will have certain voting rights. The holders of Series B Convertible Preferred Stock will vote with holders of Common Stock and each holder of Series B Convertible Preferred Stock will have one vote for each share of Common Stock issuable upon conversion of such holder's Series B Convertible Preferred Stock. The holders of Series B Convertible Preferred Stock will also be entitled to vote separately as a class to elect two directors to the Board of Directors of Rite Aid.

           The Series A Convertible Preferred Stock accrues dividends at a rate of 8% per annum, such dividends payable in cash or in additional shares of Series A Convertible Preferred Stock at the option of Rite Aid, subject to the restriction on paying cash dividends in the financial covenants of Rite Aid's banking facilities. The initial conversion price will be reset (1) in the event that prior to October 27, 2000, Rite Aid issues shares of its Common Stock at a sale price lower than the then current conversion price, to such lower sale price and (2) on March 1, 2001, to the lowest average price (but not less than $7.50) of Rite Aid's Common Stock during any consecutive three-month period from October 27, 1999 through February 28, 2001 if such average price is lower than the then current conversion price or, if not lower, to $11.50 (assuming no other adjustment). Rite Aid may redeem the Series A Convertible Preferred Stock after October 24, 2004 at a price equal to $105 per share (subject to certain adjustments) plus accrued and unpaid dividends to the date of redemption.

           In connection with the Equity Investment, Rite Aid granted to GEI certain registration rights with respect to the Series A Convertible Preferred Stock and the Common Stock into which it is convertible, pursuant to the terms of a Registration Rights Agreement, dated as of October 27, 1999, by and between Rite Aid and GEI (the "GEI Registration Rights Agreement"). Rite Aid has appointed Leonard Green and Jonathan Sokoloff to serve on the Board of Directors of Rite Aid. Mr. Green will also become a member of both the executive committee and the audit committee of the Board of Directors.

           On the Closing Date, Rite Aid paid a fee of $3,000,000 to Leonard Green & Partners, the general partner of GEI, as a placement fee for the Equity Investment. Rite Aid has also agreed to pay Leonard Green & Partners a consulting fee of $1,000,000 on each of the first, second and third anniversaries of the Closing Date.

           The consideration for the Equity Investment was arrived at through arm's-length negotiation. A committee of independent directors of the Board of Directors of Rite Aid authorized and approved the terms of the Equity Investment.

           The foregoing description of the Equity Investment contained in this Form 8-K is a brief summary of the terms related thereto but does not purport to be complete. This summary is qualified in its entirety by reference to the Restated Certificate of Incorporation, the GEI Registration Rights Agreement and the Commitment Letter, dated October 18, 1999, by and between Rite Aid and GEI, copies of which are attached as exhibits hereto and incorporated by reference herein.

 Extended and Restructured Bank Facilities and Issuance of the Warrant

           On the Closing Date, Rite Aid entered into a series of agreements (the "Credit Agreements") extending and restructuring all $2,700,000,000 of its outstanding banking facilities. Rite Aid entered into a Term Loan Agreement, dated as of October 27, 1999 (the "Term Loan Agreement"), with Morgan Guaranty Trust Company of New York ("MGT"), as Administrative Agent, along with other banks. Pursuant to the Term Loan Agreement, Rite Aid may borrow up to $1,300,000,000 under this bank facility. Rite Aid also entered into an Amended and Restated Credit Agreement, dated as of October 27, 1999 (the "Amended and Restated Credit Agreement"), with MGT, as Agent, along with other banks. Pursuant to the Amended and Restated Credit Agreement, Rite Aid may borrow up to $1,300,000,000 under this bank facility. The Amended and Restated Credit Agreement extends the maturity of (1) $1,000,000,000 of Rite Aid's bank debt originally scheduled to mature on October 29, 1999 and (2) $300,000,000 of its bank debt originally due on demand, in both cases to November 1, 2000. The Amended and Restated Credit Agreement also amends financial covenants in Rite Aid's bank facilities to be consistent with Rite Aid's current business plans. In order to secure Rite Aid's obligations under the Credit Agreements, as well as under other existing lines of credit, Rite Aid has pledged to MGT, as agent for the benefit of certain banks acting as lenders to Rite Aid, Rite Aid's interests in each of PCS Holding Corporation and drugstore.com, inc.

           Rite Aid paid approximately $30,000,000 in aggregate fees in connection with the closing of the Credit Agreements. This amount includes all fees paid to the lenders and financial advisors under the Credit Agreements (the "Lending Syndicate"). In addition, this amount includes fees paid to lenders involved with certain other of Rite Aid's bank facilities that were, by the terms of those facilities, entitled to fees commensurate with the fees paid to the Lending Syndicate.

           In connection with Rite Aid's extending and restructuring of its banking facilities, Rite Aid issued a warrant, dated October 27, 1999 (the "Warrant"), to J. P. Morgan Ventures Corporation ("J. P. Morgan Ventures") to purchase 2,500,000 shares of Rite Aid's Common Stock. The exercise price for the Common Stock is $11.00 per share (subject to certain adjustments), and the Warrant will expire on September 23, 2002. Rite Aid has also granted J. P. Morgan Ventures registration rights with respect to the shares of Common Stock issuable upon exercise of the Warrant pursuant to the terms of a Registration Rights Agreement, dated as of October 27, 1999, by and between Rite Aid and J. P. Morgan Ventures (the "J. P. Morgan Registration Rights Agreement").

           The foregoing description of the Credit Agreements and the Warrant contained in this Form 8-K is a brief summary of the provisions contained in the various agreements and documents in connection therewith but does not purport to be complete. This summary is qualified in its entirety by reference to the Term Loan Agreement, the Amended and Restated Credit Agreement, the Pledge Agreement, the PCS Junior Pledge Agreement, the J. P. Morgan Registration Rights Agreement and the Warrant attached as exhibits hereto and incorporated herein by reference.


 Item 7.   Financial Statements, Pro Forma Financial Information and
           Exhibits.

      (c)  Exhibit No.    Description

           3              Restated Certificate of Incorporation.

           4.1 Registration Rights Agreement, dated as of October 27, 1999, by and between Rite Aid Corporation and Green Equity Investors III, L.P.

           4.2 Registration Rights Agreement, dated as of October 27, 1999, by and between Rite Aid Corporation and J.P. Morgan Ventures Corporation.

           4.3 Warrant to purchase Common Stock, par value $1.00 per share, of Rite Aid Corporation, dated October 27, 1999, issued to J.P. Morgan Ventures Corporation.

           10.1 Commitment Letter, dated October 18, 1999, by and between Rite Aid Corporation and Green Equity Investors III, L.P.

           10.2 Term Loan Agreement, dated as of October 27, 1999, by and among Rite Aid Corporation, the banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent.

           10.3 Amended and Restated Credit Agreement, dated as of October 27, 1999, by and among Rite Aid
                          Corporation, the banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as Agent.

           10.4 Pledge Agreement, dated as of October 25, 1999, by and between Rite Aid Corporation and Morgan Guaranty Trust Company of New York, as Agent.

           10.5           PCS Junior Pledge Agreement, dated as of
                          October 19, 1999, by and between Rite Aid
                          Corporation and Morgan Guaranty Trust Company of New York, as Agent.

           99             Press release issued by Rite Aid Corporation on
                          October 27, 1999.



                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


 DATE:  November 2, 1999

                                 RITE AID CORPORATION


                                 By:  /s/ Elliot S. Gerson
                                    ---------------------------------------
                                    Name:  Elliot S. Gerson
                                    Title: Senior Executive Vice President,
                                           General Counsel and Secretary